MFS® Code of Ethics Policy

December 16, 2019

Personal Investing

Applies to

AllMFSfull-time,part-timeand temporaryemployeesglobally

All MFS contractors, interns and co-opswhohavebeennotifiedby Compliancethattheyaresubject to thispolicy

All MFS entities

Questions?

 iComply@mfs.com

Compliance Helpline, x54290

Ryan Erickson, x54430

Elysa Aswad, x54535

For more information on administration such as regulatory authority, supervision, interpretation and escalation,monitoring,relatedpolicies, amendment or recordkeeping please click this link.

TheinherentnatureofMFS'servicesinselectingandtradingsecuritieshas the potential to create a real or apparent conflict of interest with your personal investingactivities.Asaresult,everyindividualsubjecttothispolicyhasa fiduciarydutytoavoidtakingpersonaladvantageofanyknowledgeofour clients' investmentactivities.

Followingtheletterandspiritoftherulesinthispolicyiscentraltomeeting client expectations and ensuring that we remain a trusted and respected firm.

Rules That Apply toEveryone

Your fiduciaryduty

Alwaysplaceclientinterestsaheadofyourown.Youmust

never:

TakeadvantageofyourpositionatMFStomisappropriate investment opportunities from MFS clients.

SeektodefraudanMFSclientordoanythingthatcouldhavethe effect of creating fraud or manipulation.

Mislead a client.

Account reporting obligations

Make sure you understand which accounts are reportable accounts. To determine whether an account is reportable, ask the following questions:

1Istheaccountoneofthefollowing?

- A brokerageaccount.

–Anyothertypeofaccount(suchasemployeestockoptionor stock purchase plans)in which you have the ability to hold or trade reportable securities (see the list of reportable securities on page7).

–Anyaccount,includingMFS-sponsoredretirementorbenefit plans,thatholdsareportablefund(seedefinitionofreportable fund on page 7 and a list of these funds on iComply).

2Is any of the following true?

–You beneficially own the account.

–Theaccountisbeneficiallyownedbyyourspouseor domestic partner.

–Theaccountisbeneficiallyownedbyanothermemberofyour

householdsuchasaparent,siblingorchildforwhomyou providefinancialsupport,suchassharingofhousehold expenses.

–Theaccountisbeneficiallyownedbyanyonewhoyouclaimas a tax deduction.

–Theaccountiscontrolledbyyouoranothermemberofyour household(otherthantofulfilldutiesofemployment)for whom you provide financial support, such as sharing of household expenses.

If you answered "yes" to both questions, the account is reportable.

HELPFUL TO KNOW

Beneficial ownership

The concept of beneficial ownership is broader than that of outright ownership. Anyone who is in a position to benefit from the gains or income from, or who controls, an account or investment is considered to have beneficial ownership. This means that this policy applies not only to you, but to others that share beneficial ownership in these accounts or securities. See examples on page 6. Frequently Asked Questions on the topic can be found here .

Ensure that MFS receives account statements for all your reportableaccounts.Dependingonthetypeofaccountoryour

location,youmayneedtoprovidethemtoCompliancedirectly.

Promptlyreportanynewlyopenedreportableaccountorany existing account that has become reportable (including those at an approved broker). This includes accounts that become reportableaccountsthroughlifeevents,suchasmarriage,divorce, power of attorney or inheritance.

ADDITIONAL REQUIREMENT FOR US EMPLOYEES

Does not include interns, contractors, co-ops, or temporary employees

Maintain your reportable accounts at an approved broker.

WhenyoujoinMFS,ifyouhaveaccountsatnon-approvedbrokers you must close them or move them to an approved broker (list available on iComply).

Inrarecases,ifyoufilearequestthatincludesvalidreasonsforan exception,wemaypermityoutomaintainareportableaccountat abrokernotontheapprovedbrokerlist(forinstance,ifyouhavea fully discretionary account).

HELPFUL TO KNOW

Discretionary accounts and automatic investment plans

Discretionaryaccounts(accountsthataremanagedforyoubyathird-party registeredinvestmentadviserorbankortrustcompany)andtransactions made under an automatic investment plan (such as an Employee Stock Ownership Plan) are reportable, but with approval from Compliance they are:

exempt from quarterly transaction and annual holdings certifications (though you must still provideaccount statements).

exempt from the Access Person and Research Analyst/Portfolio Manager tradingrules(suchastherulesconcerningpre-clearanceandthe60-day holdingperiod)(pp.4–5),butyoustillmustobtainpre-approvalbefore your advisor participates in an IPO or private placement.

exempt from certain "Ethical Personal Investing" trading rules such as excessive trading and trading of MFS funds (p. 3).

Request approval for these accounts using the Account Exception form found in iComply.

Securities reporting obligations

Make sure you understand which securities are reportable securities.Thisincludesmoststocks,bonds,MFSfunds,exchange-

traded funds (ETFs), futures, options, structured products, private placements and other unregistered securities even if they are not held in a reportable account. See the table on page 7.

Report all applicable accounts, transactions and holdings timely. Use the iComply system and submit all reports by these deadlines:

InitialAccounts&Holdingsreports:Submitwithin10calendardays ofhireoruponanaccesslevelchange.Informationaboutthese holdingsmust be no morethan45 daysold when submitted.

Quarterly Personal Transaction Report: Submit within 30 days of the end of each calendar quarter.

AnnualHoldingsReport:Submitwithin30daysoftheendof each calendaryear.

Note that you must submit each report even if no transactions or other changes occurred during the time period.

TheQuarterlyPersonalTransactionReportsdonotneedtoinclude:

Transactionsor holdings in non-reportable securities.

Transactionsorholdingsindiscretionaryaccountsforwhich there is an approval on file with Compliance.

Involuntary transactions, such as automatic investment plans, dividendreinvestments,etc.TheAnnualHoldingsReport,however, must reflect these transactions.

ADDITIONAL REQUIREMENTS FOR APPOINTED

REPRESENTATIVES IN SINGAPORE

Provide a copy of the contract note for any trade of any security,includingreportablesecuritiesandnon-reportable securities,toSingaporeCompliance,within7daysofthetrade. CheckwithSingaporeComplianceontheinformationyoumust provide.

Ethical Personal Investing

Never trade securities based on the improper use of information,andneverhelpanyoneelsetodoso.Thisincludes any trade based on:

InformationabouttheinvestmentsofanyMFSclient,including front-runningandtailgating(tradingjustbeforeorjustaftera similar trade for a client account).

Confidential information orinside information (information about theissuerofasecurity,orthesecurityitself,thatisbothmaterial and non-public).

Donottradeexcessively.AtMFS,personaltradingisaprivilege,not a right.It shouldnever interferewithyourjob performance.

MFSmaylimitthenumberoftradesyouareallowedduringagiven period,ormaydisciplineyoufortradingexcessively.Inaddition, frequent trading in MFS funds may trigger other penalties, as described in the relevant fund prospectuses.

Do not accept investment discretion over accounts that are not yours.Inlimitedcircumstances,andwithadvanceapprovalfrom Compliance, you may be allowed to assume power of attorney relating to financial or investment matters for another person or entity.

If you become an executor or trustee of an estate and it involves controloverasecuritiesaccount,youmustnotifyComplianceupon assuming the role, and you must meet any reporting or pre-clearance obligations thatapply.

Do not participate in any investment contest or club. This applies whether or not any compensation or prize is awarded.

Do not trade securities that MFS has restricted. Follow MFS' instructionswhenyouarenotifiedofarestrictionindesignated securities.

DonotinvestinMFS-sub-advisedETFs.Forafulllistofthese

funds, see the iComply system.

Only make investments in MFS open-end funds directly through MFS(oranotherentityMFSmaydesignate)unlessyouhavereceived an exception from Compliance.

Do not participate ininitialpublicofferings (IPOs)or other limitedofferingsofsecuritiesexceptwithadvanceapproval from MFS. This rule includes initial, secondary and follow-on offerings of equity securities and closed-end funds and new issues of corporate debtsecurities.

To request approval for an IPO or secondary offering, enter an Initial Public Offering Request using the form found on iComply. Note that approval is not typically granted, and when granted often involves strictlimits.

Never use a derivative, or any other instrument or technique, to getaroundarule.Ifaninvestmenttransactionisprohibited,then youarealsoprohibitedfromeffectivelyaccomplishingthesame

thingbyusingfutures,options,ETFsoranyothertypeoffinancial instrument.

DonotinvestinContractsforDifferenceorengageinspread betting on financial markets. This includes any wagering on market spreads or behaviors and any off-exchange trading.

HELPFUL TO KNOW

Changes in job status and life events

When changing jobs within MFS, ensure that you understand the rules that applytoyou.ConfirmwithyournewmanagerandCompliancewhatyour accesslevel is and what restrictionsand requirementsapply to you.

Whengoingonleave,youmustcontinuetocomplywiththispolicy unlessotherwiseapprovedbyCompliance.Whenyoureturnfrom leave you must complete any outstanding obligations.

Be cognizant of reporting obligations under this policy when life events occursuchasmarriage,divorceorinheritanceofanaccount.Consult with Compliance when uncertain.

Rules that Apply Only to Access Persons

Pre-clearing personal trades

pre-clearanceonthedayyouwanttoplacethetradebyenteringyour

WHICH ACCESS LEVEL ARE YOU?

Access Persons Most MFS personnel, including all officers and directors, are designated as Access Persons. You should consider yourself an Access Person unless it has been communicated to you by Compliance that you are not.

Research Analysts and Portfolio Managers In addition to the rules for Access Persons, these individuals are subject to additional rules, as noted on the following pages.

Compliance may designate other personnel as Access Persons. This may include consultants, contractors or interns who provide services to MFS, and employees of Sun Life Financial Inc.

Makesureyouunderstandwhichsecuritiesrequirepre- clearance. Notethatthere aresome differences between which securitiesrequirepre-clearanceandwhichmustbereported. See the table on page 7 of this policy.

Pre-clearallpersonaltradesinapplicablesecurities.Request

requestintheiComplysystem.Rememberthatyoumustpre- clear tradesforallofyourreportableaccounts(suchasthoseofa spouseor domesticpartner)aswellasforsecuritiesnotheldinan account.

Onceyouhaverequestedpre-clearance,waitforaresponse.Do NOT placeanytradeorderuntilyouhavereceivednoticeof approvalfor thattrade.Notethatpre-clearancerequestscanbe deniedatany time and for any reason.

Pre-clearanceapprovalsexpireattheendofthetradingdayon which they areissued.

Obtain advance approval for any private investments or other unregistered securities. This includes private placements (investments in private companies), private investment in public equity securities (PIPES), hedge funds or other private funds, "crowdfunding" or "crowdsourcing" investments, peer-to-peer lending,pooledvehicles(suchas partnerships),InitialCoinOfferings (ICO's),Security Tokens and other similar investments.

Before investing, enter a Private Placement/Unregistered Securities ApprovalRequestfoundoniComply,anddonotactuntilyouhave received approval.

HELPFUL TO KNOW

Not recommended: Good 'til canceled orders and buying on margin

These practices can create significant risk of policy violations.

Good 'til canceled orders may execute after your pre-clearance approval has expired. Placing day orders avoids this risk. With margin, you might not be able to receive pre-clearance approval for those securities you wish to sell to meet a margincall

Limits to personal investmentpractices

Do not take an uncovered short position. This includes selling securitiesshort,buyingputswithoutacorrespondinglongposition and writing nakedcalls.

Do not buy and then sell (or sell and then buy) at a profit the same or equivalent reportable security within 60 calendar days.MFSmayinterpretthisruleverybroadly.Forexample,itmay lookattransactionsacrossallofyourreportableaccountsandmay matchtradesthat arenotofthesamesize,securitytypeortax lot. Anygainsrealized inconnection withthese transactionsmustbe surrendered.Notethatthisruledoesnotapplytosecuritiesthatare not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion, or to involuntary transactions. Japan-based personnel: See rule with higher standard below.

ADDITIONAL REQUIREMENTS FOR RESEARCH ANALYSTS

including Research Associates and Portfolio Managers who may write research notes

Nevertrade(ortransferownershipof)reportablesecurities personallywhileinpossessionofmaterialinformationabout an issuer you have researched or been assigned to research unless you have already communicated the information in a research note. Japan-based personnel: See rule with higher standard below.

Understand and fulfill your duties with regard to research recommendations. You have an affirmative duty to provide unbiased and timely research recommendations in a research note. You must:

Disclosetradingopportunitiesforclientaccountspriortotrading personally in any securities of that issuer.

Providearesearchrecommendationifasecurityissuitableforthe client accounts even if you have already traded the security personallyorifmakingsucharecommendationwouldcreatethe appearanceofaconflictofinterest.NotifyCompliancepromptly of any apparent conflicts, but do not refrain from making a research recommendation.

ADDITIONAL REQUIREMENTS FOR PORTFOLIO MANAGERS

including Research Analysts assigned to a fund as a portfolio manager

Never personally trade (or transfer ownership of) a reportable securitywithinsevencalendardaysbeforeorafteratradein any security or derivative of the same issuer in any client account that you manage. In practice, this means:

Contacting Compliance promptly when deciding to make a portfoliotradeinanysecurityyouhavepersonallytradedwithin thepastsevencalendardays(butdonotrefrainfrommakinga tradethatissuitableforaclientaccountevenifyouhavetraded the securitypersonally).

Refraining from personally trading any reportable securities you thinkanyofyourclientaccountsmightwishtotradewithinthe next seven calendardays.

Delayingpersonaltradesinanyreportablesecuritiesyourclient accountshavetradeduntiltheeighthcalendardayafterthemost recent trade by a client account (or longer, to be certain of avoiding any appearance of conflict of interest).

Notethatthisruledoesnotapplytosecuritiesthatarenotsubjectto pre-clearance,toaccountswherearegisteredinvestmentadviser has investment discretion or to involuntary transactions.

Neverbuyand then sell(orselland then buy),within 14 calendar days, any shares of a fund you manage.

Contact Compliance before any fund you manage invests in anysecuritiesofanissuerwhoseprivatesecuritiesyouownor iftheprivateentityentersintoamaterialtransactionwitha publicissuer.Youwillneedtodiscloseyourprivateinterestand assist Compliance in performing review.

ADDITIONAL REQUIREMENTS FOR JAPAN-BASED

PERSONNEL

Do not buy and then sell (orsell and then buy)the same or equivalent reportable security within six months.

Nevertradepersonallyinanysecurityyouhaveresearchedin the prior 30 days or are scheduled to research in the future.

Additional Information for all Personnel Subject to this Policy

BENEFICIAL OWNERSHIP: PRACTICAL EXAMPLES

Accounts of parents or children

Youshare ahousehold withoneor bothparents,but you donot provideany financial support to the parent(s): You are not a beneficial owner of the parents' accounts andsecurities.

Youshareahouseholdwithoneormoreofyourchildren,whetherminoror adult, and you provide financial support to the child: You are a beneficial owner of the child's accounts and securities.

Youhaveachildwholiveselsewherewhomyouclaimasadependentfortax purposes: You are a beneficial owner of the child's accounts and securities.

Accounts of domestic partners or roommates

You are a joint owner or named beneficiary on an account of which a domesticpartnerisanowner:Youareabeneficialownerofthedomestic partner's accounts andsecurities.

Youprovide financialsupport toadomesticpartner,eitherdirectly or by paying any portion of household costs: You are a beneficial owner of the domestic partner's accounts and securities.

Youhavearoommate:Generally,roommatesarepresumedtobetemporary andto have nobeneficial interest in oneanother's accounts andsecurities.

UGMA/UTMA accounts

Eitheryou or your spouseisthecustodian of aUniformGift/ Trust toMinor Account (UGMA/UTMA) for a minor, and one or both of you is a parent of theminor:Youareabeneficialowneroftheaccount.(Ifsomeoneelseisthe custodian, you are not a beneficial owner.)

EitheryouoryourspouseisthebeneficiaryofanUGMA/UTMA accountand isof majority age (for instance, 18years orolder in Massachusetts): You are a beneficial owner of the account.

Transfer on death (TOD) accounts

Youautomaticallybecometheregisteredowneruponthedeathoftheprior account owner: You are a beneficial owneras of the date the account is re- registered in your name, but not before.

Trusts

You are a trustee for an account whose beneficiaries are not immediate family members: Beneficial ownership is determined on a case-by-case basis,including whetherit constitutes anoutsidebusiness activity(seethe Outside Activities & Affiliations Policy).

Youareatrusteeforanaccount andyouorafamilymemberisabeneficiary: You are a beneficial owner of the account.

Youareabeneficiaryoftheaccountandcanmakeinvestmentdecisions withoutconsultingatrustee:Youareabeneficialowneroftheaccount.

Youareabeneficiaryoftheaccountbuthavenoinvestmentcontrol:Youare a beneficial owner as of the date the trust is distributed, but not before.

Youarethesettlorofarevocabletrust:Youareabeneficialowneroftheaccount.

Yourspouseordomesticpartnerisatrusteeandabeneficiary: Beneficial ownership is determined on a case-by-case basis.

Investment powers over an account

Youhavepowerofattorneyoveranaccount:Youareabeneficialownerasof the date you assume control of the trading or investment decisions on the account, but notbefore.

Youhave investment discretion over an account that holds, or could hold, reportablesecurities:Youareabeneficialowneroftheaccount,regardless ofthelocation,accounttypeortheregisteredowner(s)(otherthantofulfill duties of employment).

Youareservinginarolethatallowsorrequiresyoutodelegateinvestment discretion to an independent third party: Beneficial ownership is determined on a case-by-case basis.

HELPFUL TO KNOW

How we enforce this policy

Compliance is responsible for interpreting and enforcing this policy. Exceptions may only be granted by Compliance. In that capacity, Compliance reviews and monitors transactions and reports and also investigates potential violations.

The Employee Conduct Oversight Committee reviews potential violations, and where it determines that a violation has occurred, it usually imposes a penalty. These may range from a violation notice toa requirement to surrender profitsto atermination of employment, among other possibilities.

Security types and transactions that must be reported and/or pre-cleared	All personnel
Private funds	
Involuntary transactions (see definition below)	

I

Additional Information for all Personnel Subject to this Policy

ReportPre-clear

Accesspersonsonly

Note: Securities terminology varies widely in global markets. If a security type is not listed here or you are unsure how a security is treated under this policy, please contact Compliance directly.

Funds

Moneymarketfunds(MFSorother)	No	No

Open-end funds that are advised or sub-advised by MFS (and are not money market funds)	Yes	No

Open-end funds that are not advised or sub-advised by MFS	No	No

529 Plans holding MFS advised or sub-advised funds	Yes	No

Closed-endfunds(includingventurecapitaltrusts,investmenttrustsandMFSclosed-endfunds)	Yes	Yes

Exchange-tradedfunds(ETFs)andexchange-tradednotes(ETNs),includingoptions,futures,structurednotesandother	Yes	No
derivatives related to these exchange-traded securities¹

	Yes	Yes

Equities

SunLife Financial Inc. (publicly traded shares)	Yes	Yes

Equitysecurities,includingrealestateinvestmenttrusts(REITS),andincludingoptions,futures,structurednotesor	Yes	Yes
other derivatives on equities

Fixed income

Corporateandmunicipalbondsecurities,includingoptions,futuresorotherderivatives	Yes	Yes

US Treasurysecurities and other obligations backed by the full faith and credit of the US government	No	No

US government agency debt obligations that are not backed by the full faith and credit of the US government (such as	Yes	Yes
Fannie Mae, Freddie Mac, Federal Home Loan Banks, Federal Farm Credit Banks and Tennessee Valley Authority)

Non-USgovernmentsecurities,andoptions,futuresorotherderivativesonthesesecurities.	Yes	Yes

Moneymarketinstruments,suchascertificatesofdepositandcommercialpaper	No	No

Other types of assets

Initialandsubsequentinvestments(includingcapitalcalls)inanyprivateplacementorotherunregisteredsecurities (including real estate limited partnerships or cooperatives)

Private MFS stock and private shares of Sun Life of Canada (US) Financial Services Holdings, Inc. Limitedofferings,IPOs,secondaryofferings

Derivatives(such as options, futures or swaps) onsecurity indexes

Derivatives(suchasoptions,futuresorswaps)oncommoditiesandcurrencies,includingvirtualcurrencies

Other types of transactions

Yes	Yes
No	No
Yes	Yes
Yes	No
Only if notified by
Compliance
	No	No

Giftsofsecurities,includingcharitabledonations,transfersofownership,andinheritances	Yes	No

¹

Terms with special meanings

Within this policy, the following terms carry the specific meanings indicated below.

contract for difference A contract for difference (CFD) is a contract between an investor and an investment bank or a spread-betting firm. At the end of the contract, the parties exchange the difference between the opening and closing prices of a specified financial instrument, including shares or commodities.

involuntary transaction Transactions that are not under your direct or indirect influence or control, such as inheritances, gifts received, automatic investment plans, dividends and dividend reinvestments, corporate actions (such as stock splits, reverse splits, mergers, consolidations, spin-offs and reorganizations), exercise of a conversion or redemption right or automatic expiration of an option.

reportable funds Any fund for which MFS acts as investment advisor, sub-advisor, or principal underwriter including MFS retail funds, MFS Variable Insurance Trust and MFS Meridian funds. See the iComply system Policies & Procedures page for a current list of reportable funds.